SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 16, 2013, by and among Committed Capital Acquisition Corporation, a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

Recitals

A.           The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.           Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the aggregate number of shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, determined as set forth in Section 2.1(a) below (which aggregate amount for all Purchasers together shall be collectively referred to herein as the “Shares”).

C.           The Shares are referred to herein as the “Securities”.

D.           The Company has engaged Jefferies LLC as its exclusive placement agent (the “Placement Agent”) for the offering of the Shares on a “best efforts” basis.

E.            Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

Now, Therefore, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1         Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing (or otherwise) against the Company, TOG or any of TOG’s Subsidiaries or any of their respective properties or any officer, director or employee of the Company, TOG or any of TOG’s Subsidiaries acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

1.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Certificate of Sale” has the meaning set forth in Section 4.1(c).

“Closing” means the closing of the purchase by the Purchasers listed on Annex A hereto and sale by the Company of Shares to such Purchasers pursuant to this Agreement on the Closing Date as provided in Section 2.1(a) hereof.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company Counsel” means Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge after due inquiry of the officers of the Company having responsibility for the matter or matters that are the subject of the statement.

“Control” (including the terms “controlling”, “controlled” by or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effective Date” means the date on which a Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Effectiveness Period” has the meaning given to such term in the Registration Rights Agreement.

“Engagement Letter” has the meaning set forth in Section 3.2(p).

“Environmental Laws” has the meaning set forth in Section 3.1(l).

“Escrow Agent” means Continental Stock Transfer & Trust Company.

2.

“Evaluation Date” has the meaning set forth in Section 3.1(w).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Intellectual Property” has the meaning set forth in Section 3.1(r).

“Irrevocable Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit D, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” means a material adverse effect on (a) the results of operations, assets, business or condition (financial or otherwise) of the Company, TOG and TOG’s Subsidiaries on a consolidated basis or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement, except that any of the following, either alone or in combination, shall not be taken into account when determining whether there has been a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industries in which the Company and TOG operate, provided that such effects are not borne disproportionately by the Company or TOG, as applicable, or (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with the terms and conditions of this Agreement.

“Material Contract” means any contract of the Company that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(p).

“Money Laundering Laws” has the meaning set forth in Section 3.1(jj).

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Outside Date” means October 24, 2013.

“OFAC” has the meaning set forth in Section 3.1(kk).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agent” has the meaning set forth in the Recitals.

3.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on or quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the OTC Bulletin Board.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means $5.00 per share of Common Stock.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Reverse Merger Transaction” shall mean the transaction whereby the Company will issue a certain number of shares of Common Stock and cash payments in exchange for 100% of the ownership interest of TOG. Upon completion of the Reverse Merger Transaction, TOG will be the direct wholly-owned subsidiary of the Company.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Schedules” has the meaning set forth in the introductory paragraph of Section 3.1.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(vi).

“Securities Act” has the meaning set forth in the Recitals.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Shares purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)”.

4.

“Subsidiary” means any entity in which the Company or TOG, as applicable, directly or indirectly owns capital stock or holds an equity or similar interest.

“Super 8-K” has the meaning set forth in Section 4.6.

“TOG” shall mean The One Group, LLC, a Delaware limited liability company.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided , that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, or any successor transfer agent for the Company.

ARTICLE 2

PURCHASE AND SALE

2.1         Closing.

(a)           Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser listed on Annex A hereto, and each Purchaser listed on Annex A hereto shall, severally and not jointly, purchase from the Company, such number of Shares of Common Stock equal to the quotient resulting from dividing (i) the aggregate purchase price for such Purchaser, as indicated below such Purchaser’s name on the signature page of this Agreement (the “Subscription Amount”) by (ii) the Purchase Price, rounded down to the nearest whole Share.

(b)           Closing. The Closing of the purchase and sale of the Shares shall take place at the offices of Company Counsel, Chrysler Center, 666 Third Avenue, New York, New York on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

5.

(c)           Form of Payment. On or prior to the Closing Date, (i) each Purchaser listed on Annex A hereto shall wire its Subscription Amount, in United States dollars and in immediately available funds, to the Company or the Escrow Agent, as applicable, in the amount set forth as the “Aggregate Purchase Price (Subscription Amount)” indicated below such Purchaser’s name on the applicable signature page hereto by wire transfer to the Company’s account, as set forth in instructions previously provided to the Purchasers, and (ii) the Company shall irrevocably instruct the Transfer Agent to deliver to each Purchaser listed on Annex A hereto one or more stock certificates (the “Stock Certificates”), free and clear of all restrictive and other legends except as expressly provided in Section 4.1(b) hereof, evidencing the number of Shares such Purchaser is purchasing as is calculated in accordance with Section 2.1(a) above, within three (3) Business Days after the Closing. The Company shall cause the Transfer Agent to deliver an original Stock Certificate to each Purchaser within three (3) Business Days after the Closing.

2.2         Closing Deliveries.

(a)          On or prior to the Closing with respect to the Purchasers listed on Annex A hereto, the Company shall issue, deliver or cause to be delivered to such Purchaser the following (the “Company Deliverables”):

(i)          this Agreement, duly executed by the Company;

(ii)        a legal opinion of Company Counsel dated as of the Closing Date in the form attached hereto as Exhibits C executed by such counsel and addressed to such Purchasers;

(iii)       the Registration Rights Agreement, duly executed by the Company;

(iv)        duly executed Irrevocable Transfer Agent Instructions acknowledged in writing by the Transfer Agent;

(v)         a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the Certificate of Incorporation, as amended, and by-laws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit E;

(vi)        the Compliance Certificate referred to in Section 5.1(i);

(vii)       certificates evidencing the incorporation or formation, as applicable, and good standing of (i) the Company and (ii) TOG, in each case issued by the Secretary of State of the State of Delaware as of a date within five (5) days of the Closing Date;

(viii)      certificates evidencing qualification of (i) the Company and (ii) TOG as foreign corporations in good standing issued by the Secretary of State of the State of New York, as of a date within ten (10) days of the Closing Date;

(ix)        a certified copy of the Certificate of Incorporation, as certified by the Secretary of State of the State of the State of Delaware, as of a date within ten (10) days of the Closing Date; and

(b)           On or prior to the Closing with respect to the Purchasers listed on Annex A hereto, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)          this Agreement, duly executed by such Purchaser;

6.

(ii)         its Subscription Amount, in United States dollars and in immediately available funds, in the amount set forth as the “Aggregate Purchase Price (Subscription Amount)” indicated below such Purchaser’s name on the applicable signature page hereto by wire transfer to the Company’s or Escrow Agent’s account, as applicable, as previously provided to the Purchasers; and

(iii)       a fully completed and duly executed Accredited Investor Questionnaire and Stock Certificate Questionnaire in the forms attached hereto as Exhibits B-1 and B-2, respectively.

.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of the Company. The representations and warranties made by the Company in this Section 3.1 with respect to TOG and its Subsidiaries are made subject to the Company’s Knowledge following the Company’s due diligence investigation of TOG and its Subsidiaries, as of the date hereof and the Closing Date, in connection with the Reverse Merger Transaction. The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Purchasers that, except as set forth in the Schedules to this Agreement, if any (the “Schedules”), or disclosed in the SEC Reports:

(a)          Subsidiaries. The Company has no direct or indirect Subsidiaries other than, following the Reverse Merger Transaction, TOG and its Subsidiaries.

(b)          Organization and Qualification. Each of the Company, TOG and each of TOG’s material Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. None of the Company, TOG or any of TOG’s material Subsidiaries is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws, or other organizational or charter documents. The Company, TOG and each of TOG’s material Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect.

(c)           Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. There are no shareholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

7.

(d)           No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provisions of the certificate or articles of incorporation, bylaws or other organizational or charter documents, as applicable, of the Company, TOG or any of TOG’s material Subsidiaries, or otherwise result in a violation of such organizational documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, TOG or any of TOG’s material Subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract or, in the case of TOG and its material Subsidiaries, any agreement, credit facility, debt or other instrument (evidencing debt of TOG or of any such Subsidiary or otherwise) or other understanding to which TOG or such Subsidiary is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company, TOG or any of TOG’s material Subsidiaries is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company, TOG or any of TOG’s material Subsidiaries is bound or affected, except in the case of clause (iii) such as would not, individually or in the aggregate, have a Material Adverse Effect.

(e)           Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, any regulatory or self-regulatory organization or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Securities), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Common Stock and the listing of the Common Stock for trading or quotation, as the case may be, thereon in the time and manner required thereby or (v) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f)           Issuance of the Securities. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws, and the offer and issuance of the Shares by the Company is exempt from registration under the Securities Act.

8.

(g)           Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and has changed since the date set forth in such SEC Reports only to reflect (i) stock option exercises and grants and warrant exercises that have not, individually or in the aggregate, had a material effect on the issued and outstanding capital stock, options and other securities and (ii) the issuance of shares of Common Stock to be issued in the Reverse Merger Transaction. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as set forth in the SEC Reports: (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act until the six month anniversary of the date hereof (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company has no liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed in the SEC Reports.

(h)           SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since December 31, 2011 (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits and financial statements and schedules thereto and the documents (other than exhibits) incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with this Agreement, the Schedules and the Risk Factors set forth on Exhibit H hereto, the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of the date hereof, the Company is not aware of any event occurring on or prior to the Closing Date (other than the transactions contemplated by the Transaction Documents and the Reverse Merger Transaction) that requires the filing of a Form 8-K after the Closing. As of their respective filing dates, or to the extent corrected by a subsequent amendment, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Material Contracts to which the Company is a party or to which the property or assets of the Company is subject has been filed as an exhibit to the SEC Reports.

9.

(i)            Financial Statements. The financial statements (and related notes) of the Company and TOG included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(j)            Tax Matters. The Company, TOG and each of TOG’s Subsidiaries (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company, TOG or such Subsidiary, as applicable, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have a Material Adverse Effect. To the Company’s Knowledge, there are no unpaid taxes in any material amount claimed by the taxing authority of any jurisdiction to be due by the Company, TOG or any of TOG’s Subsidiaries, and, to the Company’s Knowledge, there is no basis for any such claim.

(k)          Material Changes. Since the date of the latest financial statements included within the SEC Reports, there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) none of the Company, TOG or any of TOG’s Subsidiaries has incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s or TOG’s consolidated financial statements pursuant to GAAP or, in the case of the Company, to be disclosed in filings made with the Commission, and (C) liabilities and obligations incurred in connection with (x) locating suitable acquisition candidates for the Company’s initial business transaction and (y) the Reverse Merger Transaction and the transactions contemplated hereby, (ii) none of the Company, TOG or any of TOG’s Subsidiaries has materially altered its method of accounting or the manner in which it keeps its accounting books and records, (iii) none of the Company, TOG or any of TOG’s Subsidiaries has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company, TOG or any of TOG’s Subsidiaries, as applicable), (iv) none of the Company, TOG or any of TOG’s Subsidiaries has issued any equity securities to any officer, director or Affiliate, (v) none of the Company, TOG or any of TOG’s Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority and (vi) there has not been any material change or amendment to, or any waiver of any material right under, any Material Contract under which the Company or any of its assets is bound or subject, or, in the case of TOG and its Subsidiaries, any agreement, credit facility, debt or other instrument (evidencing debt of TOG or of any such Subsidiary or otherwise) or other understanding to which TOG or such Subsidiary or any of their respective assets is bound or subject. Except for the issuance of the Securities contemplated by this Agreement and in the Reverse Merger Transaction, no event, liability or development has occurred or exists with respect to the Company, TOG or any of TOG’s Subsidiaries or their respective businesses, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

10.

(l)            Environmental Matters. To the Company’s Knowledge, none of the Company, TOG or any of TOG’s Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or would have, individually or in the aggregate, a Material Adverse Effect; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

(m)          Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, (ii) involves a claim of violation of or liability under any federal, state, local or foreign laws governing the operations of the Company, TOG or any of TOG’s Subsidiaries, (iii) involves injury to or death of any person arising from or relating to any of the operations of the Company, TOG or any of TOG’s Subsidiaries or (iv) could, if there were an unfavorable decision, individually or in the aggregate, have a Material Adverse Effect. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(n)           Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company, TOG or any of TOG’s Subsidiaries which, individually or in the aggregate, would have a Material Adverse Effect. None of the employees of the Company, TOG or any of TOG’s Subsidiaries is a member of a union that relates to such employee’s relationship with the Company, TOG or such Subsidiary, as applicable, and none of the Company, TOG or any of TOG’s Subsidiaries is a party to a collective bargaining agreement, and the Company believes that its relationship with its employees is good.

(o)           Compliance; Enforceability of Material Contracts. None of the Company, TOG or any of TOG’s Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company, TOG or such Subsidiary, as applicable), nor has the Company, TOG or any of TOG’s Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other Material Contract (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company, TOG or any of TOG’s Subsidiaries or their respective properties or assets or (iii) is not or has not been in violation of, or in receipt of notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company, TOG or any of TOG’s Subsidiaries, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Material Contracts is valid and enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. Each agreement, credit facility, debt or other instrument (evidencing debt of TOG or of any such Subsidiary or otherwise) or other understanding to which TOG or such Subsidiary is bound is valid and enforceable against TOG or such Subsidiary, as applicable, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

11.

(p)           Regulatory Permits. The Company, TOG and each of TOG’s Subsidiaries possess all certificates, authorizations, permits, licenses and any similar authority issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as currently conducted, except where the failure to possess such permits, individually or in the aggregate, has not and would not have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) none of the Company, TOG or any of TOG’s Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that the Company would reasonably expect to give rise to the revocation or modification of any Material Permits.

(q)           Title to Assets. The Company, TOG and each of TOG’s Subsidiaries has good and marketable title in fee simple to all real property owned by it which is material to their respective businesses as currently conducted, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, TOG or such Subsidiaries. The Company, TOG and each of TOG’s Subsidiaries has good and marketable title to all tangible personal property owned by it which is material to their respective businesses as currently conducted, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, TOG or such Subsidiaries. Any real property and facilities held under lease by the Company, TOG or any of TOG’s Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, TOG or such Subsidiary, as applicable.

(r)           Patents and Trademarks. To the Company’s Knowledge, the Company, TOG and each of TOG’s Subsidiaries owns, possesses, licenses or has other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology and other proprietary rights and processes (collectively, the “Intellectual Property”) reasonably necessary for the conduct of their respective businesses as currently conducted. Except where such violations or infringements would not have, either individually or in the aggregate, a Material Adverse Effect, to the Company’s Knowledge (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company, TOG or any of TOG’s Subsidiaries in or to any such Intellectual Property; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company, TOG or any of TOG’s Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

(s)          Insurance. The Company, TOG and each of TOG’s Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent in the businesses and locations in which the Company, TOG and the TOG Subsidiaries are currently engaged. None of the Company, TOG or any of TOG’s Subsidiaries has received any notice of cancellation of any such insurance, nor does the Company have any Knowledge that it will be unable to renew its existing insurance coverage for the Company, TOG or any of TOG’s Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

12.

(t)            Transactions With Affiliates and Employees. None of the officers, directors or security holders of the Company (or any Affiliate of any such officer, director or security holder) and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, except as contemplated by the Transaction Documents or set forth in the SEC Reports.

(u)           Solvency. Based on the financial condition of the Company as of the Closing Date following consummation of the Reverse Merger Transaction, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(v)           Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

(w)          Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it, as of the date hereof, and with all of the rules and regulations promulgated by the Commission thereunder which are applicable to the Company as of the date hereof. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to the certifying officers by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

13.

(x)           Certain Fees. Other than (i) fees and commissions, if any, to be paid to the Placement Agent in connection with the transactions contemplated by this Agreement and (ii) fees to be paid to Stifel, Nicolaus & Company, Incorporated and the Placement Agent as financial advisors with respect to the Reverse Merger Transaction, no person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(y)           Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaires, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents.

(z)           Registration Rights. Other than each of (i) the Purchasers and (ii) the holders of shares of Common Stock that were issued to members of TOG pursuant to the Merger Agreement and except as disclosed in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(aa)         No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its or its behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

(bb)         No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company nor any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or otherwise require the registration of the Shares under the Securities Act or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(cc)         Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company’s Common Stock is currently quoted on the OTC Bulletin Board and, to the Company’s Knowledge, there are no proceedings to revoke or suspend such quotation. The Company is in compliance with the requirements of the OTC Bulletin Board for continued quotation of the Common Stock thereon.

(dd)         Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

14.

(ee)         Application of Takeover Protections; Rights Agreements. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of the State of Delaware that is or could reasonably be expected to become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(ff)          Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed or that otherwise would have a Material Adverse Effect.

(gg)         Acknowledgment Regarding the Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh)         Foreign Corrupt Practices. None of the Company, TOG or any of TOG’s Subsidiaries, nor to the Company’s Knowledge, any agent or other person acting on behalf of the Company, TOG or any of TOG’s Subsidiaries has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company, TOG or any of TOG’s Subsidiaries (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ii)           Money Laundering Laws. The operations of the Company, TOG and each of TOG’s Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, TOG or any of TOG’s Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(jj)          OFAC. None of the Company, TOG or any of TOG’s Subsidiaries nor, to the Company’s Knowledge, any director, officer, agent, employee, affiliate or Person acting on behalf of the Company, TOG or any of TOG’s Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

15.

(kk)        Accountants. Rothstein Kass, who will have expressed or will express, as the case may be, their opinion with respect to the audited financial statements and schedules to be included as a part of any Registration Statement prior to the filing of any such Registration Statement, are independent accountants as required by the Securities Act.

(ll)           No Manipulation of Shares. The Company has not, and, to the Company’s Knowledge, no one acting on the Company’s behalf has, taken, nor will it take, directly or indirectly any action designed to stabilize or manipulate the price of the Company’s Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

(mm)      No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

3.2         Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date in the case of the Purchasers listed on Annex A hereto to the Company as follows:

(a)           Organization; Authority. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)           Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Other than pursuant to the provisions of the Registration Rights Agreement, such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any Person or entity; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

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(c)           No Present Intent to Dispose of Common Stock. If such Purchaser is a pre-existing stockholder of the Company, such Purchaser does not presently have any intention, agreement, plan or understanding, directly or indirectly, to sell or otherwise dispose of any Common Stock or securities exercisable for, or convertible into, Common Stock of the Company following the closing of the Reverse Merger Transaction.

(d)           Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)           General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)            Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g)           Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(h)           Brokers and Finders. Other than the Placement Agent, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(i)            Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

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(j)            Reliance on Exemptions. Such Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(k)           No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(l)            Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchasers.

(m)          Residency. Such Purchaser’s principal executive offices are in the jurisdiction set forth immediately below Purchaser’s name on the applicable signature page attached hereto.

(n)           Trading Market. Such Purchaser acknowledges that the Securities are quoted over-the-counter, and that no securities issued by the Company are listed on a national securities exchange.

(o)           Shell Company. Such Purchaser acknowledges that the Company may be deemed to be a “shell company” as defined by the rules and regulations of the Commission.

(p)           Acknowledgements Regarding Placement Agent. Such Purchaser acknowledges that the Placement Agent is acting as placement agent on a “best efforts” basis for the Shares being offered hereby and will be compensated by the Company for acting in such capacity. Such Purchaser represents that (i) such Purchaser was contacted regarding the sale of the Shares by the Placement Agent or the Company (or an authorized agent or representative thereof) with whom such Purchaser entered into a verbal or written confidentiality agreement and (ii) no Shares were offered or sold to it by means of any form of general solicitation or general advertising as such terms are used in Regulation D of the Securities Act. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosure made to it in connection with this transaction (including the existence and terms of this Agreement). Such Purchaser represents that it is making this investment based on the results of its own due diligence investigation of the Company, and has not relied on any information or advice furnished by or on behalf of the Placement Agent in connection with the transactions contemplated hereby. Such Purchaser acknowledges that the Placement Agent has not made, and will not make, any representations and warranties with respect to the Company or the transactions contemplated hereby, and such Purchaser will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary. Neither the Placement Agent nor any of its representatives have any responsibility with respect to the completeness or accuracy of any information or materials furnished to such Purchaser in connection with the transactions contemplated hereby. The parties agree and acknowledge that the Placement Agent may rely on the representations, warranties, agreements and covenants of the Company contained in this Agreement and may rely on the representations and warranties of the respective Purchasers contained in this Agreement as if such representations, warranties, agreements, and covenants, as applicable, were made directly to the Placement Agent. The parties further agree that the Placement Agent may rely on or, if the Placement Agent so request, be specifically named as an addressee of, the legal opinions to be delivered pursuant to Section 2.2(a)(iii) of this Agreement.

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(q)           Exculpation of Placement Agent. Each party hereto agrees for the express benefit of the Placement Agent, its respective affiliates and its respective representatives that neither the Placement Agent nor any of its Affiliates or any of its representatives (1) has any duties or obligations other than those specifically set forth herein or in the engagement letter, dated as of September 12, 2013, among the Company and Jefferies LLC (the “Engagement Letter”); (2) shall be liable for any improper payment made in accordance with the information provided by the Company; (3) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or any other agreements contemplated hereby; or (4) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any other agreements contemplated hereby or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any other agreements contemplated hereby, except for such party’s own gross negligence, willful misconduct or bad faith. The Placement Agent, its respective affiliates and its respective representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) be indemnified by the Company for acting as Placement Agent hereunder pursuant the indemnification provisions set forth in the Engagement Letter.

The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1         Transfer Restrictions.

(a)           Compliance with Laws. Notwithstanding any other provision of this Article 4, each Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) to an Affiliate of a Purchaser, (iv) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the securities may be sold pursuant to Rule 144) or Rule 144A, (v) pursuant to Rule 144 without restriction following the applicable holding period or (vi) in connection with a bona fide pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)           Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form until such time as they are not required under Section 4.1(c) (and a stock transfer order may be placed against transfer of the certificates for the Securities):

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THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

In addition, if any Purchaser is an Affiliate of the Company, certificates evidencing the Securities issued to such Purchaser shall bear a customary “affiliates” legend.

(c)           Removal of Legends. The legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Securities are sold pursuant to an effective Registration Statement and the Purchaser has delivered a signed and completed Purchaser’s Certificate of Subsequent Sale in substantially the form of Exhibit G attached hereto (the “Certificate of Sale”) with respect to such Securities, (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company) and the Purchaser has delivered a signed Certificate of Sale with respect to such Securities, (iii) such Securities are eligible for sale under Rule 144 without restriction or (iv) such legend is not required under the applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued the Staff of the Commission). Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the removal of such legend shall be borne by the Company. Following such time as a legend is no longer required for certain Securities, the Company will no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), deliver or cause to be delivered to the transferee of such Purchaser or such Purchaser, as applicable, a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchasers, as applicable, by crediting the account of the transferee’s Purchaser’s prime broker with DTC.

(d)           Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to its Transfer Agent, and any subsequent Transfer Agent, in the form of Exhibit D attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions or instructions consistent therewith referred to in this Section 4.1(d) will be given by the Company to its Transfer Agent in connection with this Agreement, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 4.1(d) will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.1(d) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.1(d), that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

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(e)           Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act. While the Registration Statement remains effective, each Purchaser hereunder may sell the Shares in accordance with the plan of distribution contained in the Registration Statement and, if it does so, it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Shares is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Shares until such time as the Purchaser is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless such Purchaser is able to, and does, sell such Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

4.2         Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3         Furnishing of Information. In order to enable the Purchasers to sell the Securities under Rule 144 of the Securities Act, during the Effectiveness Period, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During the Effectiveness Period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of the Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

4.4         Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser who requests a copy in writing promptly after such filing. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers who request in writing such evidence on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

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4.5         No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.6         Securities Laws Disclosure; Publicity. By 9:00 a.m., New York City time, on the Trading Day immediately following the execution of this Agreement, the Company shall issue a press release (the “Press Release”) disclosing all material terms of the transactions contemplated hereby. On or before 9:00 a.m., New York City time, on the second Trading Day following the execution of this Agreement (or such earlier time as required by law), the Company will file a Current Report on Form 8-K with the Commission (the “Super 8-K”) describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement)). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or an Affiliate of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser in any press release or filing with the Commission (other than the Registration Statement) or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission or (ii) to the extent such disclosure is required by law, request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii). From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its respective officers, directors, employees or agents that is not disclosed in the Press Release unless a Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 4.6, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.7         Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company shall not and shall cause each of its officers, directors, employees and agents, not to, provide any Purchaser with any material, non-public information regarding the Company from and after the filing of the Press Release without the express written consent of such Purchaser, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.

4.8          Indemnification.

(a)           Indemnification of the Purchasers. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur, as a result of or relating to third party claims against such Purchaser relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents. The Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

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(b)           Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.8(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

4.9         Listing of Securities. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Trading Market an additional shares listing application covering all of the Shares and shall use its commercially reasonable efforts to take all steps necessary to maintain, so long as any other shares of Common Stock shall be so listed, such listing.

4.10       Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes, including expenses relating to the Reverse Merger Transaction and the transactions contemplated hereby.

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4.11       Dispositions and Confidentiality After The Date Hereof. Each Purchaser shall not, and shall cause its Trading Affiliates not to, prior to the effectiveness of the Registration Statement: (a) sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”) the Securities; or (b) engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of the Securities by such Purchaser or an Affiliate. In addition, the Purchaser agrees that for so long as it owns any Common Stock, it will not enter into any short sale of Shares executed at a time when the Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether the Purchaser has an equivalent offsetting long position in the Common Stock, shares that the Purchaser is entitled to receive within sixty (60) days (whether pursuant to contract or upon conversion or exercise of convertible securities) will be included as if held long by the Purchaser. Such Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6 or (ii) this Agreement is terminated in full pursuant to Section 6.17. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Division of Corporation Financing Compliance and Disclosure Interpretation 239.10 regarding short selling.

ARTICLE 5

CONDITIONS PRECEDENT TO CLOSING

5.1         Conditions Precedent to the Obligations of the Purchasers to Purchase Securities at the Closing. The obligation of each Purchaser listed on Annex A hereto to acquire Securities at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a)           Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b)           Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)           Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(e)           Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities at the Closing (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

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(f)            Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Shares.

(g)           No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the Commission. As of the Closing Date, the Common Stock shall be quoted for trading on the OTC Bulletin Board.

(h)           Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(i)            Compliance Certificate. The Company shall have delivered to each Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit F.

(j)            Completion of the Reverse Merger Transaction. The Reverse Merger Transaction shall have been completed.

(k)           Aggregate Purchase Price. The Aggregate Purchase Price from all Purchasers shall be at least $10,000,000.

(l)            Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.17 herein.

5.2         Conditions Precedent to the Obligations of the Company to sell Securities at the Closing. The Company’s obligation to sell and issue the Securities to each Purchaser listed on Annex A hereto at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)           Representations and Warranties. The representations and warranties made by such Purchaser in Section 3.2 hereof shall be true and correct in all material respects as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)           Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)           Purchaser Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(e)           Completion of the Reverse Merger Transaction. The Reverse Merger Transaction shall have been completed.

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(f)           Aggregate Purchase Price. The Aggregate Purchase Price from all Purchasers shall be at least $10,000,000.

(g)          Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.17 herein.

ARTICLE 6

MISCELLANEOUS

6.1         Fees and Expenses. The Company and the Purchasers shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchasers.

6.2         Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3         Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Committed Capital Acquisition Corporation
712 Fifth Avenue
New York, New York 10019
Telephone No.: (212) 277-5301
Facsimile No.: (212) 702-9830
Attention:

With a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Chrysler Center
666 Third Avenue
New York, New York 10017
Telephone No.: (212) 692-6768
Facsimile No.: (212) 983-3115
Attention: Kenneth Koch

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If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4         Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding or having the right to acquire 66 2/3% of the Shares purchased at Closing or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Securities.

6.5         Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6         Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchasers”.

6.7         Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective successors and permitted assigns and the Placement Agent, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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6.9         Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

6.10       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11       Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12       Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

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6.14       Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15        Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.16       Independent Nature of the Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser. The Company’s obligations to each Purchaser under this Agreement are identical to its obligations to each other Purchaser other than such differences resulting solely from the number of Securities purchased by such Purchaser, but regardless of whether such obligations are memorialized herein or in another agreement between the Company and a Purchaser.

6.17       Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing by either the Company or any Purchaser listed on Annex A hereto (with respect to itself only), upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.17 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.17 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section 6.17, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section 6.17, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

29.

6.18       Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option owed to such Purchaser by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

30.

In Witness Whereof, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMMITED CAPITAL ACQUISITION CORPORATION

By:
Name:
Title:

1.

OMNIBUS SIGNATURE PAGE TO PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT OF COMMITTED CAPITAL ACQUISITION CORPORATION

IN WITNESS WHEREOF, the undersigned Purchaser hereby executes, delivers, joins in and agrees to be bound by (i) (A) the Securities Purchase Agreement by and between Committed Capital Acquisition Corporation and the Purchasers (as defined therein) to which this Omnibus Signature Page is attached as an Purchaser thereunder and (B) the Registration Rights Agreement, attached to the Securities Purchase Agreement, by and among the Company and the Purchaser, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements, and (ii) elects to purchase for the number of Shares set forth below.

NAME OF PURCHASER:

By:
Name:
Title:

Aggregate Purchase Price (Subscription Amount):
$___________

Number of Shares to be Acquired: ______________________________

Tax ID No.: _____________________________

Address for Notice:

Telephone No.:

Facsimile No.:

Attention:

Delivery Instructions:
(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

2.

ANNEX A: Schedule of Purchasers

EXHIBITS:

A:	Form of Registration Rights Agreement

B-1:	Accredited Investor Questionnaire

B-2:	Stock Certificate Questionnaire

C:	Form of Opinion of Company Counsel

D:	Irrevocable Transfer Agent Instructions

E:	Form of Secretary’s Certificate

F:	Form of Officer’s Certificate

G:	Purchaser’s Certificate of Subsequent Sale

H:	Risk Factors

3.

ANNEX A

SCHEDULE OF PURCHASERS

4.

EXHIBIT A

Form of Registration Rights Agreement

5.

Instruction Sheet

(to be read in conjunction with the entire Securities Purchase Agreement and Registration Rights Agreement)

A.	Complete the following items in the Securities Purchase Agreement and/or Registration Rights Agreement:

1.	Provide the information regarding the Purchaser requested on the signature pages. The Securities Purchase Agreement and the Registration Rights Agreement must be executed by an individual authorized to bind the Purchaser.

2.	Exhibit B-1 – Accredited Investor Questionnaire:

Provide the information requested by the Accredited Investor Questionnaire

3.	Exhibit B-2 Stock Certificate Questionnaire:

Provide the information requested by the Stock Certificate Questionnaire

4.	Annex B to the Registration Rights Agreement — Selling Securityholder Notice and Questionnaire

Provide the information requested by the Selling Securityholder Notice and Questionnaire

5.	Return the signed Securities Purchase Agreement and Registration Rights Agreement to:

Michael Brown

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Chrysler Center

666 Third Avenue

New York, New York 10017

Tel: (212) 692-6809

Fax: (212) 983-3115

Email: mabrown@mintz.com

B.	Instructions regarding the transfer of funds for the purchase of Securities have been provided to the Purchasers.

6.

EXHIBIT B-1

ACCREDITED INVESTOR QUESTIONNAIRE
(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:    Committed Capital Acquisition Corporation

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of the shares of the common stock, par value $0.0001 per share the “Securities”), of Committed Capital Acquisition Corporation, a Delaware corporation (the “Corporation”). The Securities are being offered and sold by the Corporation without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

PART A.           BACKGROUND INFORMATION

Name of Beneficial Owner of the Securities:

Business Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number:	( )

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

State of formation:

Approximate Date of formation:

7.

Set forth in the space provided below the (i) state(s), if any, in the United States in which you maintained your principal office during the past two years and the dates during which you maintained your office in each state, and (ii) state(s), if any, in which you pay income taxes:

Were you formed for the purpose of investing in the securities being offered?

Yes ☐	No ☐

If an individual:

Residence Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number:	( )

Age: ___________	Citizenship: _______________	Where registered to vote: _____________

Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:

Are you a director or executive officer of the Corporation?

Yes ☐	No ☐

Social Security or Taxpayer Identification No.

PART B. ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a Purchaser of Securities of the Company.

___	(1)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

___	(2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

___	(3)	An insurance company as defined in Section 2(13) of the Securities Act;

___	(4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

8.

___	(5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

___	(6)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

___	(7)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___	(8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

___	(9)	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

___	(10)	An executive officer or director of the Company;

___	(11)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000 (for purposes of this calculation, do not include your primary residence as an asset, and do not include as a liability indebtedness that is secured by your primary residence that is not in excess of the fair market value of your primary residence (except that if the amount of such indebtedness outstanding at the time of sale of the Securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability);

___	(12)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

___	(13)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

___	(14)	An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

(Continue on a separate piece of paper, if necessary.)

9.

A.	FOR EXECUTION BY AN INDIVIDUAL:

Date	By:

Print Name:

B.	FOR EXECUTION BY AN ENTITY:

Entity Name:

Date	By

Print Name:

Title:

C.	ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:

Date	By

Print Name:

Title:

Entity Name:

Date	By

Print Name:

Title:

10.

EXHIBIT B-2

Stock Certificate Questionnaire

Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

1.	The exact name that the Securities are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Securities and the Registered Holder listed in response to Item 1 above:

3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

4.	The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above:

11.

EXHIBIT C

Form of Opinion of Company Counsel

1.	The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

2.	The Company has the requisite corporate power to own, lease and operate its property and assets, and to conduct its business as described in the SEC Reports, to execute and deliver the Transaction Documents and to perform its obligations to be performed at the Closing thereunder, including, without limitation, to issue, sell and deliver the Shares.

3.	All corporate action on the part of the Company necessary for the authorization, execution and delivery of the Transaction Documents by the Company, the authorization, sale, issuance and delivery of the Securities and the performance by the Company of its obligations under the Transaction Documents has been taken. Each of the Transaction Documents has been duly and validly authorized, executed and delivered by the Company and each such agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that we express no opinion as to the validity of rights to indemnity and contribution under section 4.9 of the Purchase Agreement and section 5 of the Registration Rights Agreement and except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights generally, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4.	The Shares have been duly authorized. The Shares, when issued, sold and delivered against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, outstanding, fully paid and nonassessable and free of any pre-emptive right contained in the Company’s Certificate of Incorporation or Bylaws or any right of first refusal or similar right contained in any Material Agreement.

5.	The execution and delivery of the Transaction Documents and the issuance of the Shares pursuant thereto do not violate any provision of the Company’s Certificate of Incorporation or Bylaws, do not constitute a default under or a material breach of any Material Agreement and do not violate (a) any governmental statute, rule or regulation which in our experience is typically applicable to transactions of the nature contemplated by the Transaction Documents or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, in each case to the extent the violation of which would materially and adversely affect the Company.

6.	To our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Transaction Documents or that could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company.

7.	All consents, approvals, authorizations, or orders of, and filings, registrations and qualifications with any U.S. Federal or New York regulatory authority or governmental body required for the issuance of the Shares have been made or obtained, except for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

12.

8.	The offer and sale of the Shares are exempt from the registration requirements of the Securities Act of 1933, as amended, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

13.

EXHIBIT D

[Form of Irrevocable Transfer Agent Instructions]

As of October [__], 2013

[________________]
Transfer Agent and Registrar
Attn: [______]
[___________]
[___________]

Attn:

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of October [__], 2013 (the “Agreement”), by and among Committed Capital Acquisition Corporation, a Delaware corporation (the “Company”), and the purchasers named on the signature pages thereto (collectively, and including permitted transferees, the “Holders”), pursuant to which the Company is issuing to the Holders shares (the “Shares”) of Common Stock of the Company, par value $0.0001 per share (the “Common Stock”).

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time and the conditions set forth in this letter are satisfied), subject to any stop transfer instructions that we may issue to you from time to time, if any, to issue certificates representing shares of Common Stock upon transfer or resale of the Shares.

You acknowledge and agree that so long as you have received (a) written confirmation from the Company’s legal counsel that a registration statement covering resales of the Shares has been declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), a copy of such registration statement and a completed and signed Purchaser’s Certificate of Subsequent Sale with respect to a sale pursuant to such effective registration statement, (b) written confirmation from the Company’s legal counsel that the Shares are eligible for sale in conformity with Rule 144 under the Securities Act (“Rule 144”) and customary documentation from a Holder’s broker with respect to a sale pursuant to Rule 144, (c) written confirmation from the Company’s legal counsel that the Shares are eligible for sale without restriction in conformity with Rule 144 or (d) written confirmation from the Company’s legal counsel that a restrictive legend is not required with respect to the Shares under the applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued the Staff of the Commission), then, unless otherwise required by law, within five (5) business days of your receipt of a notice of sale and documentation required pursuant to clause (a) or (b) above, as applicable, or a request from a Holder for the issuance of an unlegended certificate in the event that the Shares are eligible for sale without restriction in conformity with Rule 144 under the Securities Act, you shall issue the certificates representing the Shares, as the case may be, registered in the names of the purchaser of such Shares or the Holder, as the case may be, and such certificates shall not bear any legend restricting transfer of the Shares thereby and should not be subject to any stop-transfer restriction.

In the event that you have not received the documentation required pursuant to clause (a) or (b) of the immediately preceding paragraph or such Shares are not eligible for sale without restriction in conformity with Rule 144 or otherwise under the Securities Act, then the certificates for such Shares shall bear the following legend:

14.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,

Committed Capital Acquisition Corporation

By:

Name:

Title:

Acknowledged and Agreed:

[______]

By:
Name:
Title:
Date:

15.

EXHIBIT e

Form of Secretary’s Certificate

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Committed Capital Acquisition Corporation, a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of October 16, 2013, by and among the Company and the Purchasers party thereto (the “Securities Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1.          Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors held on October 16, 2013. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.          Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.          Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.          Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

16.

In Witness Whereof, the undersigned has hereunto set his hand as of this 16th day of October, 2013.

[NAME]
Secretary

I, [NAME], President and Chairman, hereby certify that Philip Wagenheim is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

[NAME]
President and Chairman

17.

Exhibit A

Resolutions

18.

Exhibit B

Certificate of Incorporation

19.

Exhibit C

Bylaws

20.

EXHIBIT f

Form of Officer’s Certificate

The undersigned President and Chairman of Committed Capital Acquisition Corporation, a Delaware corporation (the “Company”), pursuant to Section 5.1(i) of the Securities Purchase Agreement, dated as of October 16, 2013, by and among the Company and the Purchasers signatory thereto (the “Agreement”), hereby represents, warrants and certifies to such investors as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement):

1.          The representations and warranties of the Company contained in the Agreement are true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties are true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

2.          The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

In Witness Whereof, the undersigned has executed this certificate this 16th day of October, 2013.

[NAME]
President and Chairman

21.

EXHIBIT G

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

To:	Michael Brown

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Chrysler Center

666 Third Avenue

New York, New York 10017

Tel: (212) 692-6809

Fax: (212) 983-3115

Email: mabrown@mintz.com

The undersigned, the selling securityholder or an officer of, or other duly authorized person, hereby certifies that _____________________________ represents that it has sold _____________________ shares of the Common Stock of Committed Capital Acquisition Corporation and that such shares were sold on __________________ either (i) in accordance with the registration statement on Form S-1 with file number __________________, in which case the selling securityholder certifies that such selling securityholder has delivered a current prospectus in connection with such sale, provided, however, that if Rule 172 under the Securities Act of 1933, as amended, is then in effect, such selling securityholder has confirmed that a current prospectus is deemed to be delivered in connection with such sale, or (ii) in accordance with Rule 144 under the Securities Act of 1933 ( “Rule 144”), in which case the selling securityholder certifies that it has complied with the requirements of Rule 144.

Print or type:

Name of individual representing selling securityholder (if an institution):

Title of individual representing selling securityholder (if an institution):

Signature by:

Selling securityholder or individual representative :	By:

Name:

Title:

22.

EXHIBIT H

RISK FACTORS

23.